UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2007

Klever Marketing. Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-18730	363688583
(State or other jurisdiction	(Commission File	(IRS Employer
Of incorporation)	Number)	Identification No.)

955 N 400 W, Suite 8, North Salt Lake, UT 84054

 (Address of principal executive offices) (Zip Code)

PO Box #329, Bountiful, UT 84011-0329

(Preferred address for secured mail receipt and company correspondence)

(801) 951-8066 (new) and/or former telephone number (801) 263-0404

Registrant’s telephone number, including area code

N/A

(Former address, which has been changed since last report.)

Item 7. Regulation FD Disclosure.

On June 19, 2007, the Company’s Board of Directors appointed Jeremiah Cox to serve as interim CFO, replacing Paul G Begum.

Relatedly, on June 19, 2007, the Company’s Board of Directors appointed Paul G. Begum to serve as Secretary Treasurer, replacing Jeremiah Cox.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Klever Marketing, Inc.
Date: July 18, 2007

by: /s/ William C. Bailey
William C. Bailey, Chairman